Exhibit 10.3

WARRANT AGREEMENT

WARRANT AGREEMENT dated as of November 3, 2021 (this “Agreement”), between Capital Senior Living Corporation, a Delaware corporation (the “Company”), Computershare Inc., a Delaware corporation (“Computershare”) and its fully owned subsidiary Computershare Trust Company, N.A., national banking association (collectively with Computershare, the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, on November 3, 2021, the Company entered into an Amended and Restated Investment Agreement (the “A&R Investment Agreement”) with Conversant Dallas Parkway (A) LP, a Delaware limited partnership (“Investor A”), and Conversant Dallas Parkway (B) LP, a Delaware limited partnership (“Investor B” and together with Investor A, the “Investors” and each an “Investor”), pursuant to which, the Company agreed to issue and deliver to Investor A, 968,538 warrants and to Investor B, 62,712 warrants (collectively, the “Warrants”), each of which evidences the right to purchase one (1) share of common stock, par value $0.01, per share (“Common Stock”) of the Company for an exercise price of $40.00 per share, subject to adjustment as described in the Warrant Certificate (such price, the “Warrant Price”); and

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company in connection with the issuance, transfer, exchange, exercise and replacement of the Warrants, and this Agreement sets forth, among other things, the form and provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exchanged, exercised and replaced.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree that the Agreement read as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to remain closed (other than Lincoln’s Birthday or Election Day, which shall be considered Business Days).

“Exercise Price”, for any particular Warrant, means $40.00, as adjusted from time to time pursuant to Section 7.

“Holder” means a holder of beneficial interest in a Warrant.

“NYSE” means the New York Stock Exchange.

“Person” means any individual, corporation, partnership, limited liability company, association or trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means a day on which the NYSE is open for the transaction of business and on which there has not occurred or existed, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Warrant Shares” means shares of Common Stock issuable upon exercise of Warrants.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions (and no implied terms and conditions) hereof, and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Warrant Agents as it may, in its sole discretion, deems necessary or desirable. In the event the Company appoints one or more co-warrant agents, the Company shall delivery written notice to the Warrant Agent setting forth the respective duties of the Warrant Agent and any co-warrant agent. The Warrant Agent shall not have a duty to supervise, and no event shall the Warrant Agent be liable for, the acts or omissions of any such co-warrant agent.

Section 3. Issuance and Form of Warrant Certificate.

(a) The Company shall execute and the Warrant Agent shall countersign, either manually or by facsimile signature, and deliver one or more certificates (each, a “Warrant Certificate”), evidencing the Warrants, and each such Warrant Certificate (i) shall be registered in the name of Investor A or Investor B, as applicable, and (ii) shall be delivered by the Warrant Agent to such Investor or pursuant to such Investor’s instructions. Each Warrant Certificate shall evidence such number of Warrants as is set forth therein.

(b) Each Warrant Certificate shall be substantially in the form set forth in Exhibit A attached hereto.

(c) The Company shall supply the Warrant Agent with an opinion of counsel prior to the issuance of any Warrant indicating that the Warrants and any shares of Common Stock issued upon exercise thereof were registered under the Securities Act or issued pursuant to an exemption from the registration requirements of the Securities Act, and that the Warrants and any shares of Common Stock issued upon exercise thereof will be, when issued, validly issued, fully paid and non-assessable.

Section 4. Warrant Register. The Warrants will be issued in registered form only. The Warrant Agent will keep or cause to be kept, at one of its offices designated for such purpose, books for registration and transfer of the Warrant Certificates issued hereunder. The Warrant Agent will create a special account for the issuance of Warrant Certificates.

Section 5. Transfer and Exchange of Warrants.

(a) A Holder desiring to transfer a Warrant to another Person or exchange a Warrant for another Warrant shall present a written request to the Warrant Agent stating the name of the proposed transferee or requesting such exchange. The Warrant Agent will register any transfer or exchange that meets the requirements of this Section 5 by noting the same in the register maintained by the Warrant Agent for such purpose. Prior to the registration of any transfer or exchange, the Company, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and holder thereof for all purposes, and will not be affected by notice to the contrary. A party requesting transfer of Warrants must provide any evidence of authority that may be required by the Warrant Agent, including a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or facsimile or other electronic submission, each Warrant Certificate. No service charge shall be made for any registration of transfer or exchange. Any tax, assessments, or similar governmental charge payable in connection with any registration of transfer or exchange shall be paid by the Holder of such Warrants. All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(b) If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for, and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and an affidavit and the posting of an indemnity or bond satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware.

Section 6. Exercise of Warrants; Mechanics of Exercise.

(a) Subject to the terms and conditions set forth herein and set forth in each Warrant Certificate, each Warrant shall be exercisable for one (1) share of Common Stock at the Exercise Price (subject to any adjustment pursuant to Section 7) at any time and from time to time from 9:00 a.m., New York City time on the date of this Agreement until 5:00 p.m., New York City time, on the five (5) year anniversary of the date of this Agreement (the “Expiration Date”).

(b) A Holder may exercise a Warrant in whole, but not in part, by delivering, not later than 5:00 p.m. New York time, on any Business Day to the Warrant Agent at its office designated for such purpose: (i) a properly completed and duly executed exercise notice set forth in Exhibit A to the Warrant Certificate (the “Exercise Notice”) and (ii) payment, for the account of the Company, of an amount equal to the product of the Exercise Price. Such payment shall be made in United States dollars by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. If the Exercise Notice or the Exercise Price is received by the Warrant Agent after 5:00 p.m., New York City time, the Warrant will be deemed to be received and exercised on the next Business Day. If the Warrant is received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of a Warrant. The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th Business Day of the following month by wire transfer to an account designated by the Company. In the event of a cash exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares as the exercise price of the warrants for such shares.

(c) Notwithstanding any provision herein to the contrary, on the date of any exercise of any Warrant, the Holder may choose to pay the Exercise Price through a “cashless exercise,” in which event the Warrant Agent shall issue to the Holder, subject to confirmation by the Company, the number of Warrant Shares as follows (the “Cashless Exercise Ratio”):

X = Y [(A-B)/A]

where:

X = the number of shares of Common Stock to be issued to the holder

Y = the number of shares of Common Stock with respect to which the Warrant is being exercised

A = the Fair Market Value of one share of Common Stock

B = the Exercise Price

For the purpose of computation of the Cashless Exercise Ratio, the “Fair Market Value” per share of Common Stock at any date shall be deemed to be the closing price of the Common Stock on the Trading Day immediately preceding the date as of which the Fair Market Value is being determined.

(d) No payment or adjustment shall be made on account of any distributions or dividends on the Warrant Shares. The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this section to calculate, the Cashless Exercise Ratio. The number of shares of Common Stock to be issued on such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in Section 6(c). The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of shares of Common Stock to be issued on such exercise, pursuant to Section 6(c), is accurate or correct. In the event of cashless exercise, the Company shall provide cost basis for shares of Common Stock issued pursuant to such cashless exercise at the time the Company provides the Cashless Exercise Ratio to the Warrant Agent pursuant to Section 6(c).

(e) All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 7. Adjustment of Exercise Price. The Exercise Price and the Warrant Shares are subject to adjustment from time to time as set forth in this Section 7.

(a) In case the Company shall, while any Warrants remain outstanding and unexpired, (i) declare a dividend or make a distribution on its outstanding Common Stock in Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, or (iv) enter into any transaction whereby the outstanding shares of Common Stock are at any time changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity through reorganization, merger, consolidation, liquidation or recapitalization, then an appropriate adjustment in the number of shares of Common Stock (or other securities for which such shares of Common Stock have previously been exchanged or converted) purchasable under the Warrants shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares or other securities which, if the Warrant had been exercised by such holder immediately prior to such date, the holder would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization.

(b) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 7(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment(s). All calculations shall be made to the nearest one hundredth (1/100) of a share.

(c) When a specified event requiring an adjustment occurs, the Company shall promptly prepare a certificate setting forth, as applicable: (i) the Exercise Price of each Warrant, and (ii) the number of Warrant Shares covering each Warrant, each as adjusted, and a brief statement of the facts accounting for such adjustment. The Company shall promptly file with the Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate and instruct the Warrant Agent, after providing all information and documents reasonably requested by the Warrant Agent, including a brief summary of the information in such written certificate, to mail such summary provided by the Company to each Holder. Until such written certificate is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such adjustments have occurred. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issued able upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Warrant Agreement. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall have no obligation under any Section of this Agreement to calculate any of the adjustments set forth herein.

Section 8. Certain Representations; Reservation and Availability of Shares of Common Stock or Cash.

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

(c) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificate or the Warrant Shares. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of a Warrant Certificate or the issuance of Warrant Shares in a name other than that of the Holder until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or governmental charge is due. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment of taxes or charges, unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

Section 9. Fractional Shares of Common Stock.

(a) The Company shall not issue fractions of Warrant Shares. Whenever any fraction of Warrant Shares would otherwise be required to be issued or distributed, (i) a cash adjustment shall be paid in respect of such fraction in an amount equal to such fraction multiplied by the Exercise Price, or (ii) the actual issuance or distribution made shall reflect a rounding of such fraction to the nearest whole share (up or down), with half shares or less being rounded down and fractions in excess of half of a share being rounded up.

(b) The Holder of a Warrant by the acceptance of the Warrant expressly waives his right to receive any fractional Warrant Share.

(c) Whenever a payment for fractional shares of Common Stock or any other securities is to be made by the Warrant Agent, the Company shall (i) promptly prepare and deliver to the Warrant Agent a certificate setting forth in reasonable detail the amounts of such payments and the facts relating to such payments, and (ii) provide sufficient monies to the Warrant Agent in the form of fully collected funds to make such payments. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional shares of Common Stock or any other securities under any Section of this Agreement unless and until the Warrant Agent shall have received such a certificate and sufficient monies. The Company shall provide an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, Computershare may request additional funding to cover fractional payments.

Section 10. Warrant Holder Not Deemed a Stockholder. No Holder of a Warrant or record holder of a Warrant Certificate, solely by virtue of being a Holder of a Warrant or record holders of a Warrant Certificate, shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the Holder of a Warrant or record holder of a Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or distributions or subscription rights, or otherwise, until such Warrant(s) evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions hereof.

Section 11. The Warrant Agent.

(a) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

(b) The Company covenants and agrees to indemnify, defend and to hold the Warrant Agent harmless against any liabilities, suits, actions, proceedings, judgments, claims, settlements, costs, expenses (including reasonable fees and expenses of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any action taken, suffered or omitted to be taken by the Warrant Agent in connection with the preparation, delivery, acceptance, administration, execution or amendment of this Agreement and the exercise or performance of its duties hereunder, including the costs and expenses of enforcing its rights hereunder; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such liabilities, suits, actions, proceedings, judgments, claims, settlements, costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction).

(c) Promptly after the receipt by the Warrant Agent of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation, the Warrant Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing. The Company shall be entitled to participate at its own expense in the defense of any such claim or proceeding, and, if it so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim or of any other legal action or proceeding; provided, that if there are legal defenses available to the Warrant Agent that are different from or additional to those available to the Company, or if there exists a conflict of interest between the Warrant Agent and the Company, the Company shall also be liable for the reasonable fees and expenses of separate counsel for the Warrant Agent. The Warrant Agent shall in no case settle any such action, suit, proceeding or investigation in which the Company may be required to indemnify it except with the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) Notwithstanding anything to the contrary contained herein, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid under this Agreement by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

(e) Promptly after the receipt by the Company of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation, the Company shall, if a claim in respect thereof is to be made against the Warrant Agent, notify the Warrant Agent thereof in writing. The Warrant Agent shall be entitled to participate at its own expense in the defense of any such claim or proceeding, and, if it so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim or of any other legal action or proceeding, provided that the Warrant Agent shall in no case settle any such action, suit, proceeding or investigation in which the Company may be required to indemnify it except with the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(f) Neither party to this Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

(g) The provisions of this Section 11 shall survive the termination of this Agreement and the resignation, removal or replacement of the Warrant Agent.

Section 12. Purchase or Consolidation or Change of Name of Warrant Agent.

(a) Any entity into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any entity succeeding to the shareowner services or corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 14. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

(b) If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 13. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of the Warrants, by their acceptance thereof, shall be bound:

(a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, President or any Vice President of the Company and by the Treasurer or any Assistant Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

(c) The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) pursuant to Section 11.

(d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Warrant Shares required under the provisions of Section 7 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by a Warrant Certificate after actual written notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further information, documentation, and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(g) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer or the President or any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer, provided Warrant Agent carries out such instructions without gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction).

(h) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(j) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

(k) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(l) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

(m) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing.

Section 14. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each known transfer agent of the Common Stock by overnight delivery, registered or certified mail, and to the Holders by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by overnight delivery, registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Warrant Agent may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the Warrant Agent and to the Company an instrument accepting such appointment hereunder and thereupon such new warrant agent without any further act or deed shall become vested with all the rights, powers, duties and responsibilities of the Warrant Agent hereunder with like effect as if it had been named as warrant agent; but if for any reason it becomes necessary or expedient to have the former warrant agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former warrant agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the former Warrant Agent and each transfer agent for the Common Stock, and shall forthwith mail notice thereof to the registered holders at their addresses as they appear on the registry books. Failure to file or mail such notice, or any defect therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent. Upon any such termination, the Warrant Agent shall be relieved and discharged of any further responsibilities with respect to its duties, responsibilities and obligations hereunder. Upon payment of all outstanding fees and expenses hereunder, the Warrant Agent shall promptly forward to the Company or its designee any and all property or documentation relative to the Warrants and the holders thereof and documents relating to the Warrants or the holders thereof that the Warrant Agent may receive after its appointment has so terminated.

Section 15. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificate(s) evidencing the Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under Warrant Certificate(s) made in accordance with the provisions of this Agreement.

Section 16. Notices. All notices, demands, approvals, consents and other communications provided for or permitted hereunder (each a “Notice”) shall be in writing and shall be sent by (a) registered or certified first-class mail (return receipt requested), (b) courier service, (c) personal delivery, (d) telecopier (provided that, in the case of this clause (d), such Notice also is sent concurrently by another means specified above) or (e) by email (if receipt is confirmed telephonically) as follows:

If to the Company, to:

Capital Senior Living Corporation

14160 Dallas Parkway, Suite 300

Dallas, Texas 75254

Attention: General Counsel

Email: [Redacted]

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Steven A. Seidman, Laura Delanoy and Laura H. Acker

Email: sseidman@willkie.com; ldelanoy@willkie.com; lacker@willkie.com

If to the Warrant Agent, to:

Computershare Trust Company, N.A.

Computershare Inc.

150 Royall Street

Canton, MA 02021

Attention: Client Services

Any notice required to be delivered by the Company to the registered holder of any Warrant Certificate may be given by the Warrant Agent on behalf of the Company.

Each Notice shall be deemed to have been duly given and effective when sent. Any party may by Notice to the other parties given in accordance with this Section 16 designate another address or person for receipt of Notices hereunder. If the address of a party has changed, then such party promptly shall by Notice to the other parties given in accordance with this Section 16 designate a new address for receipt of Notices hereunder. For the avoidance of doubt, if a Notice given in accordance with this Section 16 to a party is returned to the sender as being refused or undeliverable (or having a similar status), then such Notice to such party shall be deemed to have been duly given and effective on the date that such Notice was originally sent.

Section 17. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the Holders. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall, if requested by the Warrant Agent, deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 17. The Warrant Agent may, but shall not be obligated to, enter into any amendment that affects its own rights, duties, liabilities or obligations hereunder.

Section 18. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 19. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

Section 20. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

Section 21. Counterparts. This Agreement may be executed (including by facsimile or other electronic transmission) with counterpart signature pages or in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 22. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 23. Information. The Company agrees to promptly provide the Holders the information it is required to provide to the holders of the Common Stock, which information may be provided via the Securities and Exchange Commission’s EDGAR filing system.

Section 24. Force Majeure. Notwithstanding anything to the contrary contained herein, Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, pandemics, epidemics or civil unrest.

Section 25. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services set forth in the attached schedule, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Capital Senior Living Corporation

By:	/s/ Kimberly S. Lody
Name: Kimberly S. Lody
Title: President and Chief Executive Officer

Computershare Inc. and
Computershare Trust Company, N.A.,
On behalf of both entities

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

EXHIBIT A

FORM OF WARRANT CERTIFICATE

FORM OF FACE OF WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON November 3, 2026

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, EXCHANGE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THE WARRANT AGREEMENT DATED AS OF NOVEMBER 3, 2021 (THE “WARRANT AGREEMENT”), BETWEEN THE ISSUER OF THIS CERTIFICATE AND THE WARRANT AGENT NAMED THEREIN. BY ACCEPTING ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE RECIPIENT OF SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE WARRANT AGREEMENT. A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OF THE ISSUER OF THIS CERTIFICATE.

NO. [ ]	[ ] WARRANTS TO PURCHASE [ ]
SHARES OF COMMON STOCK

CAPITAL SENIOR LIVING CORPORATION

WARRANT TO PURCHASE COMMON STOCK, PAR VALUE $0.01 PER SHARE

DISTRIBUTION DATE: November 3, 2021

This Warrant Certificate (this “Warrant Certificate”) certifies that ________________ (“holder” or “beneficial owner”) or its registered assigns, is the registered holder of the number of warrants (each a “Warrant”) of CAPITAL SENIOR LIVING CORPORATION, a Delaware corporation (the “Company”), set forth above to purchase the number of shares of common stock, par value $0.01 per share (“Common Stock”), of the Company set forth above (as adjusted from time to time in accordance with the terms of the Warrant Agreement). This Warrant Certificate is exercisable on or after 9:00 a.m., New York City time on November 3, 2021 until 5:00 p.m., New York City time, on November 3, 2026 (the “Expiration Date”) and entitles the holder upon exercise at any time, and from time to time, in whole or in part, on or after 9:00 a.m., New York City time on November 3, 2021 and prior to the Expiration Date to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock set forth above at an exercise price equal to $40.00 per share of Common Stock (the “Exercise Price”). This Warrant may be exercised in whole (and not in part) to purchase one (1) share of Common Stock. The Exercise Price and the number of shares of Common Stock purchasable upon exercise of a Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS WHICH IS AVAILABLE.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

All capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of the date set forth below.

CAPITAL SENIOR LIVING CORPORATION

By:
Name:
Title:

Acknowledged and Agreed to as of the date first written above:

COMPUTERSHARE TRUST COMPANY, N.A.

By:

Name:
Title:

COMPUTERSHARE INC.

By:

Name:
Title:

[Signature Page to Warrant Certificate]

FORM OF REVERSE SIDE OF WARRANT CERTIFICATE

Each Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants. The Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the registered holders of Warrant Certificates.

Upon due presentment for registration of transfer and surrender of the Warrants at the office of the Warrant Agent designated for such purpose, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations set forth in the Warrant Agreement, without charge except for any applicable tax or other charge.

Subject to Section 9 of the Warrant Agreement, the Company shall not be required to issue fractional shares of Common Stock.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act of 1933, as amended, state securities laws or other applicable law. The Warrants do not entitle the registered holder hereof or the Holders to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant Certificate is held by the holder hereof, and is not transferable to any Person under any circumstances except that (i) this Warrant Certificate may be transferred pursuant to Section 5 of the Warrant Agreement, and (ii) this Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to the Warrant Agreement.

Unless this Warrant Certificate is presented by an authorized representative of the holder to the Company or the Warrant Agent for registration of transfer, exchange or payment, any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof has an interest herein.

No registration or transfer of the securities issuable pursuant to the Warrants will be recorded on the books and records of the Company or the Warrant Agent until the provisions set forth in the Warrant Agreement have been complied with.

In the event of any conflict or inconsistency between this Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control.

EXHIBIT B

NOTICE OF EXERCISE FORM

To be executed upon exercise of the Warrant(s)

The undersigned hereby irrevocably elects to exercise __________ Warrants, to purchase _________shares of Common Stock of Capital Senior Living Corporation and (check one or both):

☐

herewith tenders in payment for such shares an amount of $                by certified or official bank check made payable to the order of Capital Senior Living Corporation or by wire transfer in immediately available funds to an account arranged with Capital Senior Living Corporation; and/or

☐	herewith tenders Warrant(s) for shares of Common Stock pursuant to the cashless exercise provision of Section 6(c) of the Warrant Agreement.

The undersigned requests that the shares of Common Stock issuable upon exercise of the Warrant(s) be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

Dated: _________, 20___

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU OF (A) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER YOUR WARRANT(S) ON THE EXERCISE DATE, AND (B) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE WARRANT AGREEMENT.

[SIGNATURE OF HOLDER]

Signature:

Name:

Title: